UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2019, the Board of Directors of Professional Diversity Network, Inc. (the “Company”) appointed Mr. Xin (Adam) He (“Mr. He”), the Chief Financial Officer of the Company, to be the Chief Executive Officer of the Company on an interim basis effective immediately. Also on November 15, 2019, Cosmic Forward Limited (“CFL”), the largest shareholder of the Company, after acquiring 1,142,857 shares of the Company’s Common Stock from another shareholder of the Company, exercised its right under the Stockholders’ Agreement between the Company and appointed Mr. He to be a director of the Company filling the vacancy created by the resignation of Mr. Maoji (Michael) Wang. Mr. He will not receive any additional compensation for serving as the interim CEO and director of the Company.

Mr. He was a director of the Company between January 2018 and March 2019. He resigned from the Board in March 2019 to become the Chief Financial Officer of the Company. Mr. He has no family relationships with any of the Company’s directors or executive officers, and except as described above there are no arrangements or understandings pursuant to which Mr. He was appointed to his position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: November 18, 2019	/s/ Adam He
Adam He, Interim Chief Executive Officer and Chief Financial Officer